______________________________________________________
             ______________________________________________________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report:  July 20, 1994




                           COMPAQ COMPUTER CORPORATION

             (Exact name of Registrant as specified in its charter)


                          Commission file number 1-9026


               Delaware                                76-0011617
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)




                       20555 SH 249, Houston, Texas 77070
                          (Address, including zip code,
                  of Registrant's principal executive offices)





      Registrant's telephone number, including area code:   (713) 370-0670





             ______________________________________________________
             ______________________________________________________





Item 5.  Other Events.

      The Registrant's earnings press release for the quarter ended June 30, 1994 dated July 20, 1994 is attached.



                                   SIGNATURES




       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Compaq Computer Corporation


July 20, 1994                           /s/  Daryl J. White
                                    --------------------------------------
                                    Daryl J. White, Senior Vice President,
                                    Finance, and Chief Financial Officer
                                    (as authorized officer and as
                                    principal financial officer)

FOR IMMEDIATE RELEASE

COMPAQ REPORTS RECORD SALES OF $2.5 BILLION IN SECOND QUARTER

Earnings Per Share Up 95 Percent

HOUSTON, July 20, 1994 -- Compaq Computer Corporation (NYSE:CPQ) today announced record sales of $2.5 billion for the second quarter ended June 30, 1994, a 53 percent increase over the $1.63 billion reported in the same period of 1993.

Earnings per share for the second quarter rose to $.78 from $.40 in last year's second quarter, an increase of 95 percent.*

"The growing worldwide acceptance of the Compaq brand has helped propel the Company to another record sales quarter," said Eckhard Pfeiffer, president and chief executive officer, Compaq Computer Corporation. "In our drive for marketshare leadership, Compaq shipped a record number of computers during the second quarter as our products continued to represent the best value for customers worldwide."

"Compaq anticipates growing demand in the second half of the year. We will continue our expansion activities to satisfy this demand," said Pfeiffer. "Our challenge will be to manage effectively manufacturing and distribution processes, inventory and product transitions to meet market opportunities."

Second Quarter Highlights

During the second quarter Compaq introduced and began shipping a record number of products ranging from high-performance notebook computers to rack-mounted servers.

At the end of June Compaq introduced the high-performance Rack-Mountable ProLiant family of servers, vertically packaged in highly serviceable modular rack cabinets, that address MIS managers' needs for consolidation and manageability previously only available with mission-critical minicomputer and mainframe systems.

The network-ready, flagship Deskpro XL, introduced in April to replace the Deskpro/M family, is Compaq's most flexible and powerful desktop PC. This family features incomparable upgradability, performance and compatibility.

Compaq also began volume shipments of the LTE Elite high-performance notebook in June. This five-model family features the industry's first built-in AC adapter in a full-function notebook, four display technologies and the lightest total carrying weight (including AC adapter, power cord and trackball) of any power notebook. And the Contura Aero, Compaq's smallest, lightest and most affordable notebook PC, led the subnotebook category in sales and marketshare in the first half of the year.

During the second quarter, Compaq also made important announcements with key industry partners. Compaq and PictureTel announced a five-year strategic alliance for the design and manufacture of standards-based personal conferencing products, expected to result in products available worldwide in 1995. Also, Microsoft and Compaq announced the two companies are developing video servers that will enable individuals to receive cost-effective, interactive multimedia video, audio and data on private and public networks.

In July, Compaq and Oracle announced the formation of the Compaq Business Unit at Oracle and the Compaq/Oracle Alliance. The unit and alliance were established in order to deliver more reliable, higher performance and easier to manage integrated database server platforms.

Background

Compaq Computer Corporation is a world leader in the manufacture of servers, and desktop, portable, and notebook personal computers. Founded in 1982, the Company reported 1993 worldwide revenues of $7.2 billion. Compaq products are sold and supported in more than 100 countries through a network of more than 31,000 Compaq marketing partners. Compaq also sells directly to customers through Compaq DirectPlus at 1-800-888-5858. For information on Compaq products, call 1-800-345-1518. Users needing technical support for Compaq products can call 1-800-OKCOMPAQ.

(Attached is the Consolidated Balance Sheet and Statement of
Income).

*All earnings per share information reflects a 3 for 1 stock split effective May 31, 1994.

Compaq, Deskpro, LTE, Contura, DirectPlus, Registered U.S. Patent and Trademark Office. ProLiant and Aero are trademarks of Compaq Computer Corporation. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:

Bob Beach
Compaq Computer Corporation
713-374-1560

Donna Ruane
Miller Communications
617-536-0470

                        COMPAQ COMPUTER CORPORATION
                        CONSOLIDATED BALANCE SHEET
                               (Unaudited)


                                  ASSETS

                                                June 30,     December 31,
                                                  1994           1993
                                               ---------      ---------
                                                     (in millions)
Current assets:
  Cash and cash equivalents                    $    516       $    627
  Short-term investments                             57
  Accounts receivable, net                        1,768          1,377
  Inventories                                     2,241          1,123
  Prepaid expenses and
    other current assets                            185            164
                                               ---------      ---------
    Total current assets                          4,767          3,291
Property, plant, and equipment,
  less accumulated depreciation                     848            779
Other assets                                         53             14
                                               ---------      ---------
                                               $  5,668       $  4,084
                                               =========      =========


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $  1,132       $    637
  Income taxes payable                              170             69
  Other current liabilities                         740            538
                                               ---------      ---------
    Total current liabilities                     2,042          1,244
                                               ---------      ---------
Long-term debt                                      300
                                               ---------
Deferred income taxes                               188            186
                                               ---------      ---------
Stockholders' equity:-
  Preferred stock, $.01 par value:  10 million
    shares authorized; none outstanding
  Common stock and capital in excess of $.01
    par value:  400 million shares authorized;
    257.8 million shares and 253.0 million
    shares issued and outstanding                   647            586
  Retained earnings                               2,491          2,068
                                               ---------      ---------
    Total stockholders' equity                    3,138          2,654
                                               ---------      ---------
                                               $  5,668       $  4,084
                                               =========      =========

                          COMPAQ COMPUTER CORPORATION
                       CONSOLIDATED STATEMENT OF INCOME
                                  (Unaudited)


                                    Six months ended          Quarter ended
                                       June 30,                 June 30,
                                   1994        1993         1994        1993
                                ---------   ---------    ---------   ---------
                                    (in millions, except per share amounts)

Sales                           $  4,777    $  3,243     $  2,499    $  1,632
Cost of sales                      3,497       2,480        1,836       1,239
                                ---------   ---------    ---------   ---------
                                   1,280         763          663         393
                                ---------   ---------    ---------   ---------
Research and development costs       107          79           54          41
Selling, general, and
  administrative expense             557         377          303         200
Other income and expense, net         44          38           22          18
                                ---------   ---------    ---------   ---------
                                     708         494          379         259
                                ---------   ---------    ---------   ---------
Income before provision for
  income taxes                       572         269          284         134
Provision for income taxes           149          65           74          32
                                ---------   ---------    ---------   ---------
Net income                      $    423    $    204     $    210    $    102
                                =========   =========    =========   =========
Earnings per common and common
 equivalent share:
    Primary                     $   1.58    $   0.81     $   0.78    $   0.40
                                =========   =========    =========   =========
    Assuming full dilution      $   1.58    $   0.81     $   0.78    $   0.40
                                =========   =========    =========   =========
Shares used in computing
 earnings per common and
 common equivalent share:
    Primary                        267.4       251.1        268.6       252.9
                                =========   =========    =========   =========
    Assuming full dilution         267.8       251.1        268.6       252.9
                                =========   =========    =========   =========